UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 21, 2020

ContraFect Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-36577	39-2072586
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

28 Wells Avenue, 3rd Floor, Yonkers, New York 10701

(Address of principal executive offices) (Zip Code)

(914) 207-2300

Registrant’s telephone number, including area code

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	CFRX	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01. Entry Into a Material Definitive Agreement.

On May 22, 2020, ContraFect Corporation (the “Company”) entered into a securities purchase agreement (the “Securities Purchase Agreement”) with Pfizer Inc. (“Pfizer”), pursuant to which the Company, in a private placement transaction (the “Private Placement”), agreed to issue and sell to Pfizer 674,156 shares of common stock, par value $0.0001 per share (the “Private Shares”), and a warrant to purchase 505,617 shares of common stock (the “Private Warrant”). The closing of the Private Placement occurred on May 27, 2020. In connection with the closing, Pfizer paid consideration equating to $4.45 for one share of common stock and an accompanying warrant to purchase 0.75 shares of common stock in the Private Placement, for total proceeds of approximately $3.0 million (assuming no exercise of the Private Warrant). The Private Warrant is exercisable immediately upon issuance at an exercise price of $4.90 for each whole share and will expire three years from the date of issuance. The Private Shares and Private Warrant are immediately separable. The exercise price and number of shares of common stock issuable upon exercise of the Private Warrant are subject to adjustment in the event of stock dividends, stock splits and certain other events affecting the common stock.

Pursuant to the Securities Purchase Agreement, Pfizer agreed, subject to certain limited exceptions, not to transfer the Private Shares, Private Warrant or shares of common stock issuable upon exercise of the Private Warrant for a period of six months following the date of the closing of the Private Placement.

The Private Placement is exempt from registration pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended, and corresponding provisions of state securities or “blue sky” laws, as a transaction by an issuer not involving a public offering. Pfizer represented that it was acquiring the Private Shares, Private Warrant and shares of common stock issuable upon exercise of the Private Warrant for investment only and not with a view towards, or for resale in connection with, the public sale or distribution thereof. Accordingly, none of the Private Shares, the Private Warrant nor the shares of common stock issuable upon exercise of the Private Warrant have been registered under the Securities Act and such securities may not be offered or sold in the United States absent registration or an exemption from registration under the Securities Act and any applicable state securities laws. Appropriate legends have been affixed to the securities issued in this transaction.

The representations, warranties and covenants contained in the Securities Purchase Agreement were made solely for the benefit of the parties thereto and may be subject to limitations agreed upon by the contracting parties. Accordingly, the Securities Purchase Agreement is incorporated herein by reference only to provide investors with information regarding the terms of the Securities Purchase Agreement and not to provide investors with any other factual information regarding the Company or its business, and should be read in conjunction with the disclosures in the Company’s periodic reports and other filings with the SEC.

The foregoing descriptions of the Securities Purchase Agreement and Private Warrant do not purport to be complete and are qualified in their entirety by reference to the full text of the Securities Purchase Agreement and Warrant to Purchase Common Stock which are filed as Exhibits 10.1 and 4.1, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

The descriptions of the Public Warrants and the Warrant Agreement set forth below are incorporated by reference herein.

Item 3.02. Unregistered Sales of Equity Securities.

The information contained in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02.

Item 8.01. Other Events.

On May 21, 2020, the Company entered into an underwriting agreement (the “Underwriting Agreement”) with Mizuho Securities USA LLC and Cantor Fitzgerald & Co. as representatives of the underwriters named therein (collectively, the “Underwriters”), relating to the offering, issuance and sale (the “Public

Offering”) of 11,797,752 shares (the “Public Shares”) of the Company’s common stock and warrants to purchase 8,848,314 shares of common stock (the “Public Warrants”). The closing of the Public Offering occurred on May 27, 2020. The Public Warrants are exercisable immediately upon their initial issuance date at an exercise price of $4.90 for each whole share and will expire three years from the date of issuance. The Public Shares and Public Warrants are immediately separable. The exercise price and number of shares of common stock issuable upon exercise of the Warrants are subject to adjustment in the event of stock dividends, stock splits and certain other events affecting the common stock. The Company does not intend to list the Public Warrants on any securities exchange or automated quotation system.

The public offering price in the Public Offering was $4.45 for one share of common stock and an accompanying warrant to purchase 0.75 shares of common stock. The Underwriters agreed to purchase the Public Shares and Public Warrants from the Company pursuant to the Underwriting Agreement at a price of $4.183 for one share of common stock and an accompanying warrant to purchase 0.75 shares of common stock. The net proceeds to the Company from the Public Offering were approximately $48.8 million (assuming no exercise of the Public Warrants), after deducting underwriting discounts and commissions and estimated offering expenses payable by the Company.

The Company intends to use the net proceeds of the Public Offering to continue funding its Phase 3 DISRUPT trial of exebacase (CF-301) in Staph aureus bacteremia, including right-sided endocarditis, to fund advancement of their portfolio, including IND-enabling activities for CF-370, an engineered gram-negative lysin directly targeting Pseudomonas aeruginosa, and for working capital and other general corporate purposes. The Company believes that its cash and cash equivalents, together with the net proceeds from the Public Offering, will fund its operations into the first quarter of 2022.

The Public Offering was made pursuant to an effective shelf registration statement on Form S-3 (Registration Statement No. 333-228626) previously filed with and declared effective by the Securities and Exchange Commission (the “SEC”), an additional registration statement filed with the SEC pursuant to Rule 462(b) and a related prospectus supplement and accompanying prospectus filed with the SEC.

The representations, warranties and covenants contained in the Underwriting Agreement were made solely for the benefit of the parties thereto and may be subject to limitations agreed upon by the contracting parties. Accordingly, the Underwriting Agreement is incorporated herein by reference only to provide investors with information regarding the terms of the Underwriting Agreement and not to provide investors with any other factual information regarding the Company or its business, and should be read in conjunction with the disclosures in the Company’s periodic reports and other filings with the SEC.

Upon closing of the Public Offering, the Company entered into a warrant agreement (the “Warrant Agreement”) with American Stock Transfer & Trust Company, LLC (the “Transfer Agent”), pursuant to which the Public Warrants were issued with the Transfer Agent acting as warrant agent, registrar and transfer agent for the Public Warrants. The terms and conditions of the Public Warrants are set forth in the Warrant Agreement and the form of Warrant Certificate attached as Exhibit A thereto.

The foregoing descriptions of the Underwriting Agreement, the Warrant Agreement and the Public Warrants are not complete and are qualified in their entireties by reference to the full text of the Underwriting Agreement, the Warrant Agreement and Global Warrant Certificate, copies of which are filed as Exhibits 1.1, 4.2 and 4.3, respectively, to this report and are incorporated by reference herein.

A copy of the opinion of Latham & Watkins LLP relating to the legality of the issuance and sale of the Public Shares, the Public Warrants and the shares of common stock issuable upon exercise of the Public Warrants is attached as Exhibit 5.1 to this report.

Forward-Looking Statements

This current report contains “forward-looking statements” within the meaning of the U.S. federal securities laws. Forward-looking statements can be identified by words such as “projects,” “may,” “will,” “could,”

“would,” “should,” “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “potential,” “promise” or similar references to future periods. Examples of forward-looking statements in this current report include, without limitation, statements regarding the Company’s intent not to list the warrants on a securities exchange or automated quotation system; anticipated amount of net proceeds from the Public Offering and Private Placement and the intended use of such proceeds; and the Company’s belief that its cash and cash equivalents will fund its operations into the first quarter of 2022. Forward-looking statements are statements that are not historical facts, nor assurances of future performance. Instead, they are based on the Company’s current beliefs, expectations and assumptions regarding the future of its business, future plans, strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent risks and uncertainties, and actual results may differ materially from those set forth in the forward-looking statements. Important factors that could cause actual results to differ include, without limitation: the amount of and use of net proceeds from the Public Offering and Private Placement may differ from the Company’s current expectations; the Company has incurred significant losses since its inception and may never achieve profitability; the Company’s recurring losses from operations could raise substantial doubt regarding its ability to continue as a going concern; the Company has no product revenues; the Company’s short operating history; the Company’s need for substantial additional funding; the Company may be required to suspend or discontinue clinical trials due to adverse side effects or other safety risks; clinical trials of the Company’s product candidates are subject to delays, which could result in increased costs and jeopardize its ability to obtain regulatory approval and commence product sales as currently contemplated; the Company’s ability to attract and retain qualified personnel, and changes in management; difficulties in managing the Company’s growth; and the important factors described under the caption “Risk Factors” in the Company’s Quarterly Report on Form 10-Q filed with the SEC on May 15, 2020 and its other filings with the SEC for the Public Offering. Any forward-looking statement made by the Company in this current report is based only on information currently available and speaks only as of the date on which it is made. Except as required by applicable law, the Company expressly disclaims any obligation to publicly update any forward-looking statements, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

1.1	Underwriting Agreement, dated May 21, 2020, by and between ContraFect Corporation and Mizuho Securities USA LLC and Cantor Fitzgerald & Co.

4.1	Warrant to Purchase Common Stock, dated May 27, 2020

4.2	Warrant Agreement, dated May 27, 2020, by and between ContraFect Corporation and American Stock Transfer & Trust Company, LLC

4.3	Global Warrant Certificate, dated May 27, 2020

5.1	Opinion of Latham & Watkins LLP

10.1	Securities Purchase Agreement, dated May 22, 2020, by and between ContraFect Corporation and Pfizer Inc.

23.1	Consent of Latham & Watkins LLP (included in Exhibit 5.1)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONTRAFECT CORPORATION

Date: May 27, 2020	By:	/s/ Michael Messinger
Name: Michael Messinger Title: Chief Financial Officer